Exhibit 99.01

                            WAIVER


     Section 4.09 of the Agreement and Plan of Reorganization between Upland Energy Corporation, Upland Merger Co. and LifeSmart Nutrition, Inc., as amended (the "Agreement"), provides as follows:

     4.09 Additional Financing.  In addition to the financing described in
Section 4.01 of the Agreement, Arizona Capital Group, Inc. must raise the following gross amounts of equity capital for LifeSmart pursuant to the terms and conditions of the LifeSmart private placement memorandum dated January 25, 2002: (a) $220,000 on or before February 8, 2002; and (b) $750,000 before or at the Closing of the business combination between Upland and LifeSmart which is to occur on or before February 28, 2002 (unless extended by mutual written agreement of LifeSmart and Upland).

     LifeSmart Nutrition, Inc. hereby waives the conditions described in
Section 4.09 of the Agreement. By signing this Waiver, LifeSmart Nutrition, Inc. does not waive any other condition of the closing described in any other section of the Agreement.

      DATED February __, 2002.

                                   LIFESMART NUTRITION, INC.



                                   By_______________________________
                                   Its____________________________
AGRS\0853